UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016 (February 12, 2016)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Inventergy Global, Inc. (the “Company”) on a Form 8-K dated January 22, 2016, Wayne Sobon, who served as the Company’s Senior Vice President and General Counsel, resigned effective January 31, 2016. In connection with Mr. Sobon’s resignation, on February 12, 2016, the Company and Mr. Sobon entered into a severance agreement and mutual release (the “Severance Agreement”) and a related consulting services agreement (the “Consulting Agreement”). The Severance Agreement provides, among other things, that the forfeiture condition for 29,692 shares of the Company’s common stock owned by Mr. Sobon would be removed. The Severance Agreement also provides for a mutual release of claims as well as the entry by the parties into the Consulting Agreement. The Consulting Agreement provides that Mr. Sobon will provide consulting and other professional services to the Company for three months and will receive compensation at the rate of $21,875 per month. The Consulting Agreement allows the Company to delay payments to Mr. Sobon until certain Company milestones are achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2016

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer